EXHIBIT 32 - CEO AND CFO CERTIFICATION


                       Statement Furnished Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned are the Chief Executive Officer and Chief
Financial Officer of OBN Holdings, Inc. (the "Company").  This
Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2005 (the "10-QSB Report").

     The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: November 14, 2005                    /s/ ROGER N. SMITH
                                          --------------------------
                                               Roger N. Smith
                                               Chief Executive Officer


Date: November 14, 2005                    /s/ LARRY TAYLOR
                                          --------------------------
                                               Larry Taylor
                                               Chief Financial Officer



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